Exhibit 10.10

INVESTORS COMMUNITY BANK

2006 Equity Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan. County Bancorp, Inc., a Wisconsin corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Investors Community Bank 2006 Equity Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Incentive Stock Options (“ISOs”), Nonqualified Stock Options (“NSOs”), Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Stock-Based Awards.

The Plan shall become effective upon approval of the Plan (the “Effective Date”) by the Company’s Board of Director’s and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the adoption of the Plan by the Board, and (b) the Effective Date.

1.4 Awards under Prior Option Plans. From and after the Effective Date, the Company will make new Awards only under this Plan. For the avoidance of doubt, all awards granted before the Effective Date under any prior plan shall remain in full force and effect and shall continue to be governed by the terms of the applicable plan and related award agreement.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Award” means, individually or collectively, a grant under this Plan of ISOs, NSOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock-Based Awards.

2.3 “Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4 “Beneficial Owner or Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cause” means:

(a) Gross negligence or gross neglect of duties;

(b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

(c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the person’s employment in service and resulting in an adverse effect on the Company.

2.7 “Change in Control” shall mean any of the following:

(a) Individuals who, on the date of adoption of this Plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c)); or

(c) The consummation of a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company’s assets, a plan of liquidation or dissolution of the Company or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Transaction”), unless immediately following such Business Transaction: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Transaction (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Transaction (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Transaction, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Transaction were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.9 “Committee” Compensation Committee of the Board. However, if a member of the Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

2.10 “Company” means County Bancorp, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 17 herein.

2.11 “Covered Employee” means a Participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

2.12 “Director” means any individual who is a member of the Board of Directors of the Company and/or its Subsidiaries.

2.13 “Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on an independent appraisal that meets the requirements of Code Section 401(a)(28)(c) and regulations thereunder.

2.16 “Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

2.17 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18 “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR and which is settled by the issuance of Shares.

2.19 “Grant Price” means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

2.20 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

2.21 “Independent Contractor” means an individual providing services to the Company, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Independent Contractor shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Independent Contractor who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Independent Contractor and the Company, its Affiliates, and/or its Subsidiaries, the term “service” shall apply as may be appropriate in lieu of the term “employment” or “employ”; (b) no such Independent Contractor shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Independent Contractor’s termination from service shall be specified and governed under the terms and conditions of the Plan, or if different, in the Award as may be determined by the Committee and set forth in the Independent Contractor’s Award Agreement related to such Award.

2.22 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23 “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

2.24 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.25 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.26 “Participant” means an Employee, Director or Independent Contractor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.27 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.28 “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.29 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.30 “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.31 “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.32 “Period of Restriction” means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

2.33 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34 “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8 herein.

2.35 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

2.36 “Shares” or “Stock” means the Shares of common stock of the Company.

2.37 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.38 “Stock-Based Award” means an Award granted pursuant to the terms of Section 10.2 herein.

2.39 “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.40 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power and authority to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 15, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may (to the extent permitted by applicable law), by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Independent Contractors of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in this Article 4, the number of Shares which may be delivered pursuant to Awards granted under the Plan (the “Share Authorization” shall be the greater of 40,000 shares or 20% of the stock issued and outstanding on January 1, 2006 unless otherwise restricted by bank or bank holding company regulation). The maximum aggregate number of Shares that may be granted pursuant to any Award granted in any one Fiscal Year to any one Participant shall be 10% of the Share Authorization. The maximum number of Shares that may be issued for Full Value Awards shall be limited to 50% of the Share Authorization. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, Stock dividend, Stock split, reverse Stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 14 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, conversion or termination of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, conversion or termination, all without further action by the Company’s shareholders.

Article 5. Eligibility, Participation , and Vesting

5.1 Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, and Independent Contractors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees, Directors, and Independent Contractors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3 Vesting. Awards granted under the Plan shall vest, i.e., become nonforfeitable five (5) years after the date of grant.

5.4 Vesting upon Retirement at age 60. Notwithstanding the foregoing or any provision of an Award Agreement to the contrary, and subject to the continued observance of any noncompetition covenant or agreement that may be in effect, a Participant shall be fully vested in any and all Awards hereunder (with the exception of Awards under the Plan which are subject to achievement of any of the Performance Measures specified in Article 11) upon the Participant’s Retirement on or after age 60 with at least five years of service with the Company.

5.5 Vesting upon death or disability. Notwithstanding the foregoing, upon the death or disability of the Participant:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable; provided, however, that Participant or his beneficiary shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

(b) Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

(c) The target payout opportunities attainable under all outstanding Awards under the Plan which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the date of the Participant’s death or disability.

(i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Participant’s death or disability, and there shall be paid out to Participants (or beneficiaries, as appropriate) a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Participant’s death or disability. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

(ii) Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Participant’s Death or Disability, and based on an assumed achievement of all relevant targeted performance goals.

5.6 Vesting upon Change in Control. Notwithstanding the foregoing, in the event of a Change in Control, vesting shall be determined in accordance with Article 14 of the Plan.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Non-Employee Directors and Independent Contractors.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be at least one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, if required to maintain favorable accounting treatment for the Options granted, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10 Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price must be at least one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs must be at least one hundred percent (100%) of the FMV of the Shares on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Investors Community Bank’s 2006 Equity Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Investors Community Bank.”

8.6 Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Dividends and Dividend Equivalents. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units and such dividends or dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee.

8.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.9 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Shares and Performance Units

9.1 Grant of Performance Shares and Performance Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

9.3 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

9.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units as soon as practicable after the end of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Dividend Equivalents. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

9.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Stock-Based Awards

10.1 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual

Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2 Value of Stock-Based Awards. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3 Earning of Stock-Based Awards. Subject to the terms of this Plan, the holder of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

10.4 Form and Timing of Payment of Stock-Based Awards. Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

10.7 Dividend Equivalents. At the discretion of the Committee, Participants holding Stock-Based Awards may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 11. Performance Measures

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Earnings per share (actual or targeted growth);

(b) Net income after capital costs;

(c) Net income (before or after taxes);

(d) Return measures (including, but not limited to, return on assets, risk-adjusted return on capital, or return on equity);

(e) Efficiency ratio;

(f) Full-time equivalency control;

(g) Stock price (including, but not limited to, growth measures and total shareholder return);

(h) Noninterest income compared to net interest income ratio;

(i) Expense targets;

(j) Margins;

(k) Operating efficiency;

(l) EVA®;

(m) Credit quality measures;

(n) Customer satisfaction;

(o) Loan growth;

(p) Deposit growth;

(q) Net interest margin;

(r) Fee income;

(s) Operating expense; and

(t) Credit quality.

In addition to the foregoing, the Committee may consider the following individual unit/production Performance Measures; cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel; operating expense to group budget; service levels (group); and personal performance.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs; (e) extraordinary or nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant’s beneficiary shall be made under the Participant’s will and applicable state law.

Article 13. Rights of Employees and Independent Contractors

13.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant’s Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant’s employment is terminated with the spun-off company.

13.2 Participation. No Employee or Independent Contractor shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3 Rights as a Shareholder. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 14. Change in Control

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement (which may include a modification to the definition of a Change in Control as determined by the Committee):

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

(b) Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

(c) The target payout opportunities attainable under all outstanding Awards under the Plan which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the effective date of the Change in Control.

(i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

(ii) Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d) Subject to Article 15, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

Article 15. Amendment, Modification, Suspension, and Termination

15.1 Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

15.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 16. Withholding

16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

16.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 17. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. General Provisions

18.1 Forfeiture Events. The Committee may specify in an Award Agreement or other document that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

18.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

18.3 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.4 Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

18.5 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Independent Contractors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees and Independent Contractors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Independent Contractors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.5 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

18.6 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.7 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

18.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.9 Retirement and Welfare Plans. The Awards under this Plans will not be included as “compensation” for purposes of computing benefits payable to any Participant under the Company’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

Article 19. Legal Construction

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.4 Securities Law Compliance. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Wisconsin, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Wisconsin, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.